UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2012

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 28, 2012, an article titled “Update on Walker & Dunlop’s CWCapital Buy,” featuring an interview with Mr. William Walker, the Chairman, President and Chief Executive Officer of Walker & Dunlop, Inc. (the “Company”), appeared in the on-line edition of the Commercial Observer magazine.  A copy of the article is available online at www.commercialobserver.com/2012/06/update-on-walker-dunlops-cwcapital-buy/ and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Article Titled “Update on Walker & Dunlop’s CWCapital Buy,” appearing on June 28, 2012 in the on-line edition of the Commercial Observer magazine

# # # #

Important Information Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include, but are not limited to, statements relating to the following: (i) the expected benefits of the Agreement, the expected accretive effect of the closing of the acquisition contemplated in the Agreement on the Company’s financial results, pro forma financial results, expected revenue, cost, EBITDA, margin and synergies, the expected impact for customers and employees, future capital expenditures, expenses, revenues, earnings, economic performance, financial condition, losses and future prospects; (ii) the anticipated benefits of geographic diversity that would result from the acquisition; (iii) future industry developments and trends; (iv) the anticipated completion of the acquisition; and (iv) any assumptions underlying the foregoing statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ or ‘‘potential’’ or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in the press release and investor presentation attached hereto reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company following the closing of the acquisition or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, net income, margins or cash flows of the Company for the current or future fiscal years would necessarily match or exceed the historically published figures. Actual events may differ materially from what is expressed in the Company’s forward-looking statements due to numerous factors. These include uncertainties regarding whether an acquisition by the Company will be consummated upon the terms contemplated by the agreement or at all, whether financing will be available on acceptable terms or at all, and whether the other conditions to consummate the transaction will be satisfied.

We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Rule 14a-12 Legend

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the issuance of the Company’s shares. Information about the directors and executive officers of the Company and their ownership of the Company’s shares is set forth in the definitive proxy statement for the Company’s 2012 annual meeting of stockholders, filed by the Company with the SEC on April 26, 2012, and in the Company’s statements of changes in beneficial ownership filed on Form 4.

Investors can obtain more information when the proxy statement relating to stockholder approval of the Company’s issuance of shares in connection with the acquisition of CWCapital LLC becomes available.  This proxy statement, and any other documents filed by the Company with the Securities and Exchange Commission (the “SEC”), may be obtained free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.walkerdunlop.com. Investors should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: June 28, 2012	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Article Titled “Update on Walker & Dunlop’s CWCapital Buy,” appearing in the Commercial Observer magazine